Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Shiraz Kajee, Senior Managing Fund Accountant for Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), serving as principal financial officer of the Partnership certify that (i) the Annual Report of the Partnership on Form 10-K for the period ending December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 31, 2015

/s/ Shiraz Kajee
Shiraz Kajee
As Principal Financial Officer of the Partnership